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Exhibit 99.2

FORM OF ELECTION/LETTER OF TRANSMITTAL
FOR USE BY SHAREHOLDERS OF EAGLE NATIONAL BANK

        In connection with the merger of Eagle National Bank ("Eagle") with and into United Community Bank, you may indicate your preference for receiving United Community Banks, Inc. ("United") common stock, cash or a combination of both for your shares of Eagle common stock in this Form of Election/Letter of Transmittal.

        The appropriate elections must be made in Box A on this Form of Election/Letter of Transmittal in order to elect stock consideration or cash consideration with respect to each share of Eagle common stock represented by the certificates surrendered herewith.

        Because of the limitations on the amount of stock consideration and cash consideration to be issued in the merger, you may not receive the form of merger consideration you elect. If the elections result in an over subscription of either, each holder so electing will receive stock or cash for a reduced number of shares so that the total number of shares exchanged for stock does not exceed 480,000 or for cash does not exceed 120,000 based on the ratio of shares elected to be exchanged for stock or cash by that shareholder to the total number of shares elected to be exchanged for stock or cash by all Eagle shareholders. In lieu of a fractional share, a cash payment, without interest, will be paid for any fractional interest in United common stock. All decisions by the Exchange Agent with respect to such procedures shall be final and binding.

        In order to receive the merger consideration, (1) this Form of Election/Letter of Transmittal must be completed and signed in the space provided, (2) the Form W-9 must be completed and signed in the space provided, and (3) this Form of Election/Letter of Transmittal must be mailed or delivered with your certificates or any necessary affidavit and indemnification for a lost share certificate or guarantee of delivery of a share certificate) to the Exchange Agent at either of the addresses set forth above. In order to properly make a stock election or cash election, these actions must be taken in a timely fashion such that this Form of Election/Letter of Transmittal is received by the Exchange Agent by                         , 2004 (the "Election Deadline").

        If you fail to submit this Form of Election/Letter of Transmittal by the Election Deadline, or if you fail to enclose your Eagle stock certificates (or any necessary affidavit and indemnification for a lost share certificate or guarantee of delivery of a share certificate) with this Form of Election/Letter of Transmittal, you will be treated as though you expressed a preference for 100% cash consideration and you will receive cash consideration, subject to the limitations described above.

        Please read the Form of Election/Letter of Transmittal Instructions carefully before completing this Form of Election/Letter of Transmittal.

  The Exchange Agent is:

  United Community Banks, Inc.
  63 Highway 515
  P.O. Box 398
  Blairsville, Georgia 30512

  For information, call Lois Rich at (706) 745-2151.

INSTRUCTIONS

        This Form of Election/Letter of Transmittal or a copy of it, is to be properly completed and submitted to the Exchange Agent by the Election Deadline if you desire to make a stock election or a cash election.

        You must make the appropriate elections in Box A of the Form of Election/Letter of Transmittal to make an effective stock election or cash election.

        Your election is subject to certain terms, conditions and limitations that have been set out in the merger agreement and the Proxy Statement/Prospectus previously sent to you. The merger agreement is included as Appendix A to the Proxy Statement/Prospectus. Additional copies of the Proxy Statement/Prospectus may be requested from United at 63 Highway 515, P.O. Box 398, Blairsville, Georgia 30512. The filing of this Form of Election/Letter of Transmittal with the Exchange Agent is acknowledgment of the receipt of the Proxy Statement/Prospectus.

        1.     ELECTION GENERALLY.    Each Eagle shareholder of record is entitled to make a stock election or a cash election, provided the Form of Election/Letter of Transmittal for any holder making such elections is properly completed and received by the Exchange Agent prior to the Election Deadline. All Eagle shareholders of record must complete Box A of the Form of Election/Letter of Transmittal, in order to receive the desired merger consideration. YOUR STOCK CERTIFICATES REPRESENTING ALL SHARES OF COMMON STOCK OF EAGLE THAT YOU OWN SHOULD BE INCLUDED WITH THIS FORM OF ELECTION/LETTER OF TRANSMITTAL. All shareholders should see "Important Tax Information" included herewith for important tax consequences of various elections.

        2.     ELECTION DEADLINE.    For any stock election or cash election contained herein to be considered, this Form of Election/Letter of Transmittal, properly completed, must be received by the Exchange Agent, at the address set forth on the cover letter with this Form of Election/Letter of Transmittal, no later than                         , 2004.

        3.     REVOKING OR CHANGING FORM OF ELECTION/LETTER OF TRANSMITTAL.    Elections may be revoked or amended, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificates representing shares of Eagle common stock that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the record holder in the event such holder's election is revoked and the holder requests in writing the return of the certificates.

        4.     ELECTION PROCEDURES/ALLOCATION.    As set forth herein and in the Proxy Statement/Prospectus, no more than 480,000 shares of Eagle common stock shall be exchanged for stock and no more than 120,000 shares of Eagle common stock shall be exchanged for cash. Because of the limitations on the number of shares of Eagle common stock to be converted into the right to receive stock consideration and cash consideration under the election and allocation procedures described herein and in the Proxy Statement/Prospectus, no assurance can be given that Eagle shareholders will receive the form of merger consideration they requested.

        5.     NO FRACTIONAL INTERESTS.    No certificate representing fractional shares of United common stock will be issued. The Exchange Agent will remit cash without interest in lieu of fractional shares of United. No Eagle shareholder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

        6.     DELIVERY OF FORM OF ELECTION/LETTER OF TRANSMITTAL.    This Form of Election/Letter of Transmittal, properly completed should be delivered to the Exchange Agent at the address set forth on the cover letter of this Form of Election/Letter of Transmittal. The method of delivery of the certificates and all other required documents is at your election and risk. However, if such certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested.

        7.     INADEQUATE SPACE.    If the space provided on this Form of Election/Letter of Transmittal is inadequate, the certificate numbers and the numbers of shares represented thereby should be listed on additional sheets and attached hereto.

        8.     LOST CERTIFICATES.    Shareholders who have lost of misplaced, or are otherwise unable to locate their certificates may nevertheless transmit their Eagle shares by executing and delivering an Affidavit of Loss and Agreement of Indemnity in form and substance satisfactory to United. Such documents may be obtained by writing to Lois Rich at United, 63 Highway 515, P.O. Box 398, Blairsville, Georgia 30512.

        9.     SIGNATURES, STOCK POWERS AND ENDORSEMENTS.

          (a)   Except as otherwise set forth below, all signatures must correspond exactly with the name written on the face of the Eagle common stock certificates without alteration, variation or any change whatsoever.

          (b)   If the certificates surrendered are held of record by two or more joint owners, all such owners must sign this Form of Election/Letter of Transmittal

          (c)   For a name correction or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the Form of Election/Letter of Transmittal should be signed, e.g., "Mary Doe, now by marriage Mary Jones". For a correction in name, the Form of Election/Letter of Transmittal should be signed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown".

          (d)   If this Form of Election/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying certificates, he or she must indicate the capacity when signing and must submit proper evidence of his authority to act. See also Instruction 13.

        10.   SPECIAL ISSUANCE AND PAYMENT AND DELIVERY INSTRUCTIONS.    Indicate the name and address of the person to whom stock consideration and/or the check representing cash consideration or cash in lieu of fractional shares (if any) is to be issued and/or sent, if different from the name and/or address of the person signing this Form of Election/Letter of Transmittal.

        11.   STOCK TRANSFER TAXES.    In the event that any transfer or other taxes become payable by reason of the issuance of the merger consideration in any name other than that of the Eagle shareholder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid.

        12.   WITHHOLDING.    Each surrendering Eagle shareholder is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Form W-9 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the Eagle shareholder with respect to the certificates surrendered herewith or of the last transferee appearing on the transfers attached to or endorsed on such certificates (or, if a check is made payable to another person as provided in Box B of the Form of Election/Letter of Transmittal, "Special Issuance and Payment Instructions", then the TIN of such person). Failure to provide the information on the Form W-9 may subject the surrendering shareholder to 28% federal income tax withholding on payments made to such surrendering holder with respect to the shares and on future dividends paid by United. If the Exchange Agent is not provided with a TIN, United will withhold 28% of all cash payments (including cash consideration and/or cash in lieu of fractional shares (if any) to be issued pursuant to the merger) and dividends until a TIN is provided to the Exchange Agent.

        13.   HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES.    If you are a Eagle shareholder of record and hold such shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Form of Election/Letter of Transmittal covering the aggregate number of shares of Eagle common stock held by you for the beneficial owners for whom you are making an election. You must, however, certify that each Form of

Election/Letter of Transmittal covers all of the shares of Eagle common stock held by you for any single beneficial owner. You may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that you hold such shares of Eagle common stock for a particular beneficial owner. If any shares of Eagle common stock are not covered by an effective Form of Election/Letter of Transmittal, they will be deemed shares for which you made no election.

        14.   MISCELLANEOUS.    Neither United nor the Exchange Agent is under any duty to give notification of defects in any Form of Election/Letter of Transmittal. United and the Exchange Agent shall not incur any liability for failure to give such notification, and each of United and the Exchange Agent has the absolute right to reject any and all Forms of Election not in proper form or to waive any irregularities in any Form of Election/Letter of Transmittal.

        15.   INFORMATION AND ADDITIONAL COPIES.    Information and additional copies of this Form of Election/Letter of Transmittal may be obtained by contacting Lois Rich of United at (706) 745-2151.

IMPORTANT TAX INFORMATION

        1.     WITHHOLDING.    Under federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing any payments of cash being made to each holder of Certificates pursuant to the merger agreement and to impose 28% "backup withholding" if required. If the correct certifications on Form W-9 are not provided, a $50 penalty may be imposed by the IRS and payments made for Shares may be subject to backup withholding of 28%. Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.

        In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a U.S. citizen or resident or other U.S. entity must, unless an exemption applies, provide the Exchange Agent with his or her correct TIN on the Form W-9 which is a part of this Form of Election/Letter of Transmittal. See Instruction 12. Such person must certify under penalties of perjury that such number is correct and not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the certificates or of the last transferee appearing on the transfers attached to or endorsed on the certificates (or, if a check is made payable to another person as provided in the box entitled "Special Issuance and Payment Instructions", then the TIN of such person). Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

        Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

        2.     ELECTIONS.    As set forth in the Proxy Statement/Prospectus, the merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. In general, a Eagle shareholder will not recognize any gain or loss as a result of the receipt of United common stock in exchange for Eagle common stock, but will recognize gain, if any, with respect to any cash received. Under the merger agreement, a Eagle shareholder may be required to receive some cash even if he elects to receive only United common stock, or to receive some United common stock even if he elects to receive only cash. You should carefully read the section under "DETAILS OF THE PROPOSED MERGER—Material Federal Income Tax Consequences of the Merger and Opinion of Tax Counsel" in the Proxy Statement/Prospectus furnished with this Form of Election/Letter of Transmittal for more information regarding tax consequences of various elections.

        3.     REPORTING REQUIREMENTS.    Income tax regulations require Eagle shareholders to submit detailed information regarding the exchange of Eagle common stock for the merger consideration with their federal income tax returns. In addition, if a Eagle shareholder owns two or more "blocks" of Eagle common stock, the determination of such shareholder's taxable gain and tax basis for shares of United common stock may need to be computed separately for each such block. Each Eagle shareholder should consult with his tax advisor about such matters and other tax consequences of the merger in light of his individual circumstances, including the application of any federal, state, local or foreign law.

LETTER OF TRANSMITTAL

To United Community Banks, Inc.:

        In connection with the merger of Eagle National Bank ("Eagle") with and into United Community Bank Georgia, and pursuant to the merger agreement by and between Eagle and United Community Bank, I hereby make the election or elections set forth herein and surrender for cancellation to United Community Banks, Inc. ("United"), as Exchange Agent, certificates representing all of my shares of Eagle common stock.

        I understand that as a shareholder of Eagle, I may elect to receive shares of United common stock or cash (or a combination of both provided that no more than 480,000 shares may be exchange for stock and no more than 120,000 shares may be exchanged for cash) in exchange for my Eagle common stock, on the following basis:

  •
  0.8636 shares of United common stock for each share of Eagle common stock; or

  •
  $20.32 in cash, without interest, for each share of Eagle common stock.

        I further understand that the elections referred in the Form of Election are subject to certain terms, conditions and limitations that are set forth in the merger agreement, the Instructions and the Proxy Statement/Prospectus. Additional copies of this Form of Election/Letter of Transmittal and the Proxy Statement/Prospectus may be requested from United at 63 Highway 515, P.O. Box 398, Blairsville, Georgia 30512, Attention: Lois Rich. The filing of this Form of Election/Letter of Transmittal with the Exchange Agent is acknowledgment of my receipt of the Proxy Statement/Prospectus. I understand and acknowledge that all questions as to the validity, form and eligibility of any election and surrender of the shares hereunder shall be determined by the Exchange Agent, and such determination shall be final and binding.

        I hereby represent and warrant that I am, as of the date hereof, and will be, as of the effective time of the merger, the registered holder of the shares of Eagle common stock represented by the certificates surrendered herewith, with good title to the above-described shares and full power and authority (1) to sell, assign and transfer such shares, free and clear of all liens, claims and encumbrances, and not subject to any adverse claims and (2) to make the election or elections set forth herein. I will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares. I hereby irrevocably appoint the Exchange Agent my agent to effect the exchange pursuant to the merger agreement and the Instructions hereto. All authority conferred or agreed to be conferred in the Form of Election/Letter of Transmittal shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, my death or incapacity.

        I authorize and instruct the Exchange Agent to deliver certificates for my shares of Eagle common stock and receive on my behalf, in exchange for the shares represented thereby, any certificate for shares of United common stock or any check for cash issuable in the merger pursuant to the merger agreement.

(Signature of Owner)

Must be signed by registered holder as name appears on stock certificates. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated. (See Instruction 9).
Name:
(Please print)
Capacity (full title):

Address:

(Zip Code)
(Area Code and Telephone Number)
(Taxpayer Identification or Social Security Number)
Dated:

FORM OF ELECTION

BOX A
ELECTIONS AND DESCRIPTION OF EAGLE SHARES ENCLOSED
Attach additional sheets if necessary

Number of Shares Elected to be Exchanged for
Number of Shares Represented by Certificate
Name and Address of Registered Holder (If blank, please fill in exactly as name appears on certificates)	Certificate Number		Stock Consideration	Cash Consideration

Total Number of Shares:

☐
Check here if the above elections represent a revocation of any earlier elections.

☐
Check here if any of your certificates have been lost, stolen or destroyed and indicate the number of shares represented thereby:

        Nominee record holders, which include a nominee, trustee or any other person that holds shares in any capacity whatsoever on behalf of another person or entity, are directed to Instruction 13.

BOX B
SPECIAL ISSUANCE AND PAYMENT
INSTRUCTIONS
(See Instructions 9 and 10)

To be completed ONLY if the certificates for shares of United common stock representing stock consideration and/or the check representing Cash Consideration or cash in lieu of fractional shares, as the case may be, is to be issued in the name of someone other than the name on the stock certificate. NOTE: THE PERSON NAMED IN THESE SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS MUST BE THE PERSON WHO COMPLETES THE FORM W-9.

Issue the certificate representing the stock consideration and/or the check representing the Cash Consideration or cash in lieu of fractional shares to:

Name
(Please Print)
Address:

(Zip Code)
(Taxpayer Identification Number or Social Security Number)
(See Form W-9)

BOX C
SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 9 and 10)

To be completed ONLY if the certificates for shares of United common stock representing stock consideration and/or the check representing Cash Consideration or cash in lieu of fractional shares, as the case may be, is to be sent to someone other than the name on the stock certificate or to the person listed on the stock certificate at an address other than that shown above in Box A.

Mail the certificate representing stock consideration and/or the check representing the Cash Consideration or cash in lieu of fractional shares to:

Name
(Please Print)
Address:

(Zip Code)
☐
Check this box if this is a permanent change of address.

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  Exhibit 99.2
FORM OF ELECTION/LETTER OF TRANSMITTAL FOR USE BY SHAREHOLDERS OF EAGLE NATIONAL BANK